Exhibit 99.1

SelectQuote, Inc. Announces Receipt of Continued Listing Standard Notice from NYSE

OVERLAND PARK, Kan., October 26, 2022--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) (the “Company”) today announced that it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is no longer in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.

The Company will notify the NYSE of its intent to cure the stock price deficiency and return to compliance with the continued listing standard. The Company can regain compliance at any time within the six-month cure period following receipt of the Notice if, on the last trading day of any calendar month during the cure period, the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to closely monitor its stock price during the cure period and will, if necessary, consider available alternatives to cure the stock price non-compliance.

The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with other NYSE continued listing standards.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements reflect the Company’s current views with respect to, among other things, future events. Forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate under the circumstances. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied in these forward-looking statements due to a number of factors, many of which are beyond our control, including our ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, our ability to continue to comply with applicable NYSE listing standards, and other factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2022 and in other filings that the Company has made and may make with the Securities and Exchange Commission in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. Except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About SelectQuote

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health, and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads.

With an ecosystem offering high touchpoints for consumers across Insurance, Medicare, Pharmacy, and Value-Based Care, the company now has four core business lines: SelectQuote Senior, SelectQuote Healthcare Services, SelectQuote Life, and SelectQuote Auto and Home. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a specialized medication management pharmacy, and Population Health, which proactively connects its members with best-in-class healthcare services that fit each member's unique healthcare needs. The platform improves health outcomes and lowers healthcare costs through proactive engagement and access to high-value healthcare solutions.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com